Exhibit 21

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                                 Subsidiaries of
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                at June 30, 2006

                        Encompass Group Affiliates, Inc.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 20-1088535
                        State of Incorporation: Delaware

                         Hudson Street Investments, LLC
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 54-2137152
                        State of Incorporation: Delaware

                                Cyber-Test, Inc.
                                448 Commerce Way
                               Longwood, FL 32750
                                 EIN: 20-1106218
                        State of Incorporation: Delaware

                                SpectruCell, Inc.
                              420 Lexington Avenue
                               New York, NY 10170
                                 EIN: 56-2425121
                        State of Incorporation: Delaware

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